SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2007 (November 30, 2007)

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1310 West Wall
Midland, Texas 79701
(Address of Principal Executive Offices)

432-687-1131
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On July 19, 2007 we received a letter from the Nasdaq Stock Market (“Nasdaq”) which indicated that we did not comply with Marketplace Rule 4310(c)(3) which requires us to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

We had until August 3, 2007 to provide Nasdaq with a specific plan to achieve and sustain compliance with The Nasdaq Capital Market Listing Requirements. We submitted a plan on August 2, 2007 and Nasdaq granted us an extension of time to regain compliance. We were required to evidence compliance on the filing of our next periodic report or be subject to delisting.

On November 14, 2007 we filed our quarterly report on Form 10-QSB for the quarter ended September 30, 2007, which showed that we were not in compliance with Marketplace Rule 4310(c)(3).

On November 30, 2007 we received a letter from Nasdaq noting our failure to regain compliance and indicating that trading of our common stock will be suspended at the opening of business on December 11, 2007 unless we appeal this determination. We have appealed the determination and a hearing has been scheduled for January 17, 2008. There can be no assurance that the hearing panel will grant our request for continued listing.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2007

UNITED HERITAGE CORPORATION

By:	/s/ Joseph F. Langston
Joseph F. Langston
Interim Chief Executive Officer